Exhibit 21




                      SUBSIDIARIES OF RIVER VALLEY BANCORP

Subsidiaries of River Valley  Bancorp:

               Name                             Jurisdiction of Incorporation

River Valley Financial Bank                              Federal

Madison First Service Corporation                        Indiana